February 9, 2026	File #:	97353.1
	Direct:	604-647-4124
	Email:	klalani@boughtonlaw.com

VIA EMAIL

ZenaTech, Inc.
777 Hornby Street, Suite 1460
Vancouver, BC V6Z 1S4

Dear :

Re:ZenaTech, Inc. - Registration Statement on Form F-3

We have acted as legal counsel to ZenaTech, Inc., a British Columbia corporation (the "Company"), in connection with its Registration Statement on Form F-3 (the "Registration Statement") to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the "SEC") as a foreign private issuer under the United States Securities Act of 1933, as amended (the "Act").

The Registration Statement relates to, among other things, the proposed public offering of the following securities of the Company, for an aggregate initial offering price of up to US$250,000,000 pursuant to an Equity Distribution Agreement(s) dated February 9, 2026 with one or more registered selling agents (the "Sales Agreement"):

•common shares, par value CDN$0.30 per share, in the capital of the Company (the "Common Shares");

•preferred shares, par value CDN$0.01 per share, in the capital of the Company (the "Preferred Shares");

•warrants to purchase Common Shares (the "Warrants");

•debt securities in the capital of the Company (the "Debt Securities");

•rights to acquire Common Shares, Preferred Shares or other securities of the Company (the "Rights"); and

•any combination of Common Shares, Preferred Shares, Warrants, Debt Securities or Rights (the "Units");

(the Common Shares, the Preferred Shares, the Warrants, the Debt Securities, the Rights and the Units being collectively referred to as the "Offered Securities").

The Registration Statement includes a prospectus (the "Prospectus") which provides that it will be supplemented in the future by one or more prospectus supplements to the Prospectus (each, a "Prospectus Supplement").

AC/14348826.1

The Warrants may be issued under separate warrant indentures or agreements in the form or forms to be incorporated by reference as Exhibit 4.6 to the Registration Statement (each a "Warrant Indenture") between the Company and, in each case, a bank or trust company to be identified therein as the warrant agent (each a "Warrant Agent"). The Debt Securities may be issued under separate indentures in the form or forms to be incorporated by reference as Exhibit 4.1 to the Registration Statement (each a "Debt Indenture") between the Company and a trustee to be identified therein as the trustee (each a "Indenture Trustee"). The Rights may be issued under one or more rights agreements in the form or forms to be incorporated by reference as Exhibit 4.8 to the Registration Statement (each a "Rights Agreement") between the Company and a rights agent to be identified therein as the rights agent (each a "Rights Agent"). The Units may be issued under one or more unit agreements in the form or forms to be incorporated by reference as Exhibit 4.9 to the Registration Statement (each a "Unit Agreement") between the Company and, in each case, a unit agent to be identified therein (each a "Unit Agent").

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.60l(b)(5), in connection with the Registration Statement. No opinion is expressed as to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than the opinions expressly set forth herein relating to the Offered Securities.

Documents Reviewed

In rendering the opinions set forth below, we have reviewed:

•the Registration Statement dated February 9, 2026 and the exhibits attached thereto;

•the Notice of Articles of the Company (the "Notice of Articles") and Articles of the Company (the "Articles") as in effect on the date hereof (together, the "Charter Documents");

•a Certificate of Good Standing, issued by the Registrar of Companies for British Columbia in respect of the Company, dated February 6, 2026 (the "Certificate of Good Standing");

•certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the directors relating to the registration of the Offered Securities and related matters;

•a certificate of the Company as to certain factual matters; and

•other documents as we have deemed relevant.

In addition, we have relied upon certificates of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Assumptions, Limitations and Qualifications

Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

•the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and will continue to be effective at all relevant times;

•an appropriate Prospectus Supplement with respect to the Offered Securities will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

•all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

•at the time of the issuance of any of the Offered Securities, the Company will validly exist and will be duly qualified and in good standing under the laws of the Province of British Columbia, and will have the necessary corporate power and authority to issue such Offered Securities and to execute and deliver any applicable Warrant Indenture, Debt Indenture, Rights Agreement or Unit Agreement;

•at the time of the issuance of any of the Offered Securities, the Notice of Articles and Articles of the Company will be in full force and effect and will not have not been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, in each case since the date hereof;

•any definitive purchase, subscription, underwriting, sales or similar agreement with respect to any of the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

•at the time of any offering or sale of any Offered Securities, there will be sufficient Common Shares and Preferred Shares, as applicable, authorized and unissued under the Company's then operative Charter Documents and not otherwise reserved for issuance;

•any Offered Securities issuable upon exercise, exchange or conversion of any other Offered Securities offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise;

•each Warrant Indenture, Debt Indenture, Rights Agreement and Unit Agreement will be governed by the laws of the Province of British Columbia and that such choice of law is a valid and legal provision;

•each Warrant Indenture, Debt Indenture, Rights Agreement and Unit Agreement will be duly authorized, executed and delivered by the respective Warrant Agent, Indenture Trustee, Rights Agent or Unit Agent, and any Warrants or Units that may be issued will be manually authenticated, signed or counter-signed, as the case may be, by duly authorized officers or the respective Warrant Agent, Rights Agent or Unit Agent;

•the terms of the Offered Securities will have been established so as not to, and the execution and delivery by the Company of, and the performance of its obligations under any Warrant

Indenture, Debt Indenture, Rights Agreement or Unit Agreement, will not constitute a default under or violate:

othe constating documents of the Company

oany agreement or instrument to which the Company or its assets are subject;

oany law, rule or regulation to which the Company or its assets are subject;

oany judicial or regulatory order or decree or any governmental authority; or

oany consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

•with respect to any Common Shares, Preferred Shares, Debt Securities, Warrants or Rights issuable upon exchange or conversion of any Units, that the conditions for exchange or conversion of the Units have been satisfied in accordance with the terms of the applicable Unit Agreement;

•the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up to date, and correctly reflect the directors and officers of the Company;

•our opinions may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent or avoidable transfer or obligation, recharacterization of transactions and other similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity, whether considered in a proceeding at law or in equity;

•we express no opinion with respect to the effect of, or compliance with (i) rules, regulations or decisions (A) of counties, towns, municipalities and special political subdivisions or (B) that as a matter of customary practice are understood to be covered only when expressly referenced by the opinion giver, including the “Blue Sky” securities laws of any state; or (ii) federal law, rules, regulations or decisions

In addition, we have assumed:

•the legal capacity of all natural persons;

•genuineness of all signatures on documents examined by us;

•the authenticity and completeness of all documents submitted to us as originals;

•the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies;

•all representations and statements contained in all documents, instruments, and certificates that we have examined in connection with this opinion letter, including the statements contained in the officer's certificate (the "Officer's Certificate") provided by the Company, are accurate and complete;

•opinions related to the subsidiaries of the Company and the operation of business of the Company in foreign jurisdictions are based on the representations and statements set forth in the Officer's Certificate; and

•that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. In particular, we note that the Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, in effect on the date hereof, which laws are subject to change.

This opinion letter is to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language used and the scope and nature of the work we have performed.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this opinion letter. Without limiting the foregoing, we render no opinion with respect to (a) the enforceability of the Offered Securities, or (b) any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter. We have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness as to any person other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

The opinions expressed in this letter are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the "applicable law"). We have not considered, and do not express any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion under the Act or any other United States federal or state securities laws.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

Corporate Opinions

1.The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada.  To our knowledge, the Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Registration Statement). To our knowledge, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a material adverse effect on the Company.

2.To our knowledge, each of the subsidiaries of the Company is a corporation, duly organized and in good standing under the laws of its jurisdiction of organization, as set forth in the Registration Statement.

3.The Company has the power and authority to execute, deliver and perform the obligations under the Sales Agreement and to issue, sell and deliver the Securities in accordance with the Registration Statement.

4.The Sales Agreement has been duly and validly authorized and executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and provincial securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5.After giving effect to the transactions contemplated by the Sales Agreement, and immediately after the completion of the initial Offering contemplated by the Prospectus Supplement, the authorized capital stock of the Company will consist of: an unlimited number of Common Shares, of which             approximately 73,618,154 shares will be issued and outstanding based on a price of US$2.93 per share as of February 6, 2026 and 1,605,551 shares will be reserved for issuance upon conversion of issued and outstanding warrants and 25,597,269 shares will be reserved for issuance pursuant to the Sales Agreement.  To our knowledge, all presently issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, there are no other options, warrants, conversion privileges or other rights (preemptive or otherwise) presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights, except as disclosed to the selling agents.  The rights, privileges and preferences of the Common Shares are as stated in the Company’s Articles.

Opinions on Securities Offered

Common Shares

7.Any Common Shares offered by the Company, including any Common Shares:

(a)duly issued upon the exercise of any Warrants pursuant to the terms thereof,

(b)duly issued upon the conversion of any Preferred Shares pursuant to the terms thereof,

(c)duly issued upon the conversion of any Debt Securities pursuant to the terms thereof,

(d)duly issued upon the exercise of any Rights pursuant to the terms thereof,

(e)that form part of any Units (together, the "Offered Common Shares"), will be duly authorized, validly issued, fully paid and non-assessable, provided that:

•the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Common Shares, the consideration to be received therefor, and related matters (the "Common Share Authorization");

•the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Charter Documents so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto;

•the Offered Common Shares are issued and sold as contemplated in the Common Share Authorization;

•certificates representing the Offered Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the central securities register of the Company, in each case in accordance with the Business Corporations Act (British Columbia) (the "Corporations Act") and the Charter Documents;

•the Offered Common Shares are registered in the Company's central securities register; and

•the Company has received payment of the agreed upon legal consideration for the Offered Common Shares, and the Offered Common Shares are delivered by or on behalf of the Company against payment therefor, provided that the consideration therefor is not less than permitted under the Corporations Act;

and assuming that:

•the terms of the Offered Common Shares are as described in the Common Share Authorization; and

•the Offered Common Shares are then issued and sold as contemplated in the Common Share Authorization.

Preferred Shares

8.Any Preferred Shares offered by the Company, including any Preferred Shares that form part of any Units (together, the "Offered Preferred Shares"), will be duly authorized, validly issued, fully paid and non-assessable, provided that:

•the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Preferred Shares, the consideration to be received therefor, and related matters (the "Preferred Share Authorization");

•the terms of the issuance and sale of the Offered Preferred Shares have been duly established and are then in conformity with the Charter Documents so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto;

•the Offered Preferred Shares are issued and sold as contemplated in the Preferred Share Authorization;

•certificates representing the Offered Preferred Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the central securities register of the Company, in each case in accordance with the Corporations Act and the Charter Documents;

•the Offered Preferred Shares are registered in the Company's central securities register; and

•the Company has received payment of the agreed upon legal consideration for the Offered Preferred Shares, and the Offered Preferred Shares are delivered by or on behalf of the Company against payment therefor, provided that the consideration therefor is not less than permitted under the Corporations Act;

and assuming that:

•the terms of the Offered Preferred Shares are as described in the Preferred Share Authorization; and

•the Offered Preferred Shares are then issued and sold as contemplated in the Preferred Share Authorization.

Warrants

9.Any Warrants offered by the Company, including any Warrants that form a part of any Units (the "Offered Warrants"), will be duly authorized and validly issued, provided that:

•the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Warrant Indenture, if any, and the issuance and terms of the Offered Warrants and the Offered Common Shares into which the Offered Warrants are exercisable, the consideration to be received therefor, and related matters (the "Warrant Authorization");

•the terms of the Offered Warrants and of their issuance and sale have been established in conformity with the applicable Warrant Indenture, if any, so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent;

•if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto;

•a Warrant Indenture, if any, relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with applicable law;

•the Offered Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Indenture, if any, applicable law and the Warrant Authorization;

•the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Indenture, if any, applicable law and the Warrant Authorization; and

•the Company has received the agreed upon legal consideration for the issuance of the Offered Warrants and the Warrants are delivered by or on behalf of the Company against payment therefor;

and assuming that:

•the terms of the Offered Warrants are as described in the Warrant Authorization; and

•the Offered Warrant Shares are then issued and sold as contemplated in the Warrant Authorization.

Debt Securities

10.Any Debt Securities offered by the Company, including any Debt Securities that form part of any Units (together, the "Offered Debt Securities"), will be duly authorized, validly issued, fully paid and non-assessable, provided that:

•the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Debt Securities, the consideration to be received therefor, and related matters (the "Debt Securities Authorization");

•the terms of the issuance and sale of the Offered Debt Securities have been duly established and are then in conformity with the Charter Documents so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

•a Trust Indenture, if any, relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the Indenture Trustee in accordance with applicable law;

•the Offered Debt Securities have been duly authorized and duly established in accordance with the terms of the Trust Indenture, if any, applicable law and the Debt Securities Authorization;

•the Offered Debt Securities have been duly executed, delivered and countersigned in accordance with the provisions of the Trust Indenture, if any, applicable law and the Debt Securities Authorization; and

•the Company has received the agreed upon legal consideration for the issuance of the Offered Debt Securities and the Debt Securities are delivered by or on behalf of the Company against payment therefor;

and assuming that:

•the terms of the Offered Debt Securities are as described in the Debt Securities Authorization; and

•the Offered Debt Securities are then issued and sold as contemplated in the Debt Securities Authorization.

Rights

11.Any Rights offered by the Company, including any Rights that form part of any Units (together, the "Offered Rights"), will be duly authorized, validly issued, fully paid and non-assessable, provided that:

•the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Rights, the consideration to be received therefor, and related matters (the " Rights Authorization");

•the terms of the issuance and sale of the Offered Rights have been duly established and are then in conformity with the Charter Documents so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•if the Offered Rights are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto;

•a Rights Agreement, if any, relating to the Offered Rights has been duly authorized, executed and delivered by the Company and the Rights Agent in accordance with applicable law;

•the Offered Rights have been duly authorized and duly established in accordance with the terms of the Rights Agreement, if any, applicable law and the Rights Authorization;

•the Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the Rights Agreement, if any, applicable law and the Rights Authorization; and

•the Company has received the agreed upon legal consideration for the issuance of the Offered Rights and the Rights are delivered by or on behalf of the Company against payment therefor;

and assuming that:

•the terms of the Offered Rights are as described in the Rights Authorization; and

•the Offered Rights are then issued and sold as contemplated in the Rights Authorization.

Units

12.Any Units offered by the Company (together, the "Offered Units") will be duly authorized and validly issued, provided that:

•the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Unit Agreement, if any, and the issuance and terms of the Units and the Offered Securities comprising the Units, the consideration to be received therefor, and related matters (the "Unit Authorization");

•the terms of the Units, including the Offered Securities comprising the Units, and of their issuance and sale have been established in conformity with the applicable Unit Agreement, if any, so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Unit Agent;

•if the Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto;

•a Unit Agreement, if any, relating to the Offered Units has been duly authorized, executed and delivered by the Company and the Unit Agent in accordance with applicable law;

•the Offered Units have been duly authorized and duly established m accordance with the terms of the Unit Agreement, if any, applicable law and the Unit Authorization;

•the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the Unit Agreement, if any, applicable law and the Unit Authorization; and

•the Company has received the agreed upon legal consideration for the issuance of the Units and the Units are delivered by or on behalf of the Company against payment therefor, which consideration, in the case of Units including Common Shares, Preferred Shares, Warrants, Debt Securities or Rights shall consist of legal consideration not less than permitted under the Corporations Act;

and assuming that:

•any Common Shares that form a part of such Units are issued in the manner contemplated in paragraph 1 above;

•any Preferred Shares that form a part of such Units are issued in the manner contemplated in paragraph 2 above;

•any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 3 above;

•any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 4 above; and

•any Rights that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 5 above; and

•the Offered Units are then issued and sold as contemplated in the Unit Authorization.

Consent

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Experts" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

Boughton Law Corporation

Karim Lalani

KL/bc